Exhibit 16.1

July 3, 2020

US Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Avita Therapeutics, Inc.

File No. 001-39059

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Avita Therapeutics Inc. dated July 6, 2020 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON AUDIT PTY LTD

Sydney, NSW Australia
July 3, 2020